UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2020

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1720 Peachtree Street, Suite 629
Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 234-3098
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Purchase Agreement

Effective as of December 1, 2020 (the “Closing Date”), American Virtual Cloud Technologies, Inc. (“AVCT” or the “Company”) entered into an Amended and Restated Purchase Agreement (the “A&R Purchase Agreement”) with Ribbon Communications Inc. (“Ribbon”), Ribbon Communications Operating Company, Inc. (“RCOCI”) and Ribbon Communications International Limited (together with RCOCI, the “Sellers”, and together with Ribbon, the “Ribbon Parties”), and consummated the transactions contemplated by the A&R Purchase Agreement (the “Closing”). The A&R Purchase Agreement amends and restates in its entirety the Purchase Agreement entered into on August 5, 2020, by AVCT and the Ribbon Parties (the “Original Purchase Agreement”), which Original Purchase Agreement was described in the Current Report on Form 8-K filed by AVCT on August 11, 2020.  At the Closing, AVCT purchased the Sellers’ cloud-based enterprise services business (also known as the Kandy Communications business) (the “Business”) by acquiring certain of the Sellers’ and their respective affiliates’ assets (and assuming certain of the Sellers’ and their respective affiliates’ liabilities) primarily associated with the Business, and acquiring all of the outstanding interests of Kandy Communications LLC (the “Transaction”).

The A&R Purchase Agreement revised the Original Purchase Agreement by, among other things, changing the consideration payable by AVCT to Ribbon from 13.0 million shares of AVCT’s common stock (“Common Stock”) to $45.0 million, subject to certain adjustments, in the form of units of AVCT’s securities (“Units”), each Unit consisting of (i) $1,000 in principal amount of AVCT’s Series A-1 convertible debentures (the “Debentures”) and (ii) a warrant to purchase 100 shares of Common Stock at an exercise price of $0.01 per whole share (the “Warrants”). At the Closing, AVCT issued to Ribbon Debentures with an aggregate original principal amount of approximately $43.8 million and Warrants exercisable for 4,377,800 shares of Common Stock.

The Debentures bear interest at a rate of 10% per annum, accruing quarterly on the last day of each calendar quarter and added to the principal amount of the Debentures, except upon maturity in which case accrued and unpaid interest is payable in cash. The entire principal amount of each Debenture, together with accrued and unpaid interest thereon, is due and payable on the earlier of (i) such date, commencing on or after June 1, 2023, as the holder thereof, at its sole option, upon not less than 30 days’ prior written notice to the Company, demands payment thereof and (ii) the occurrence of a Change in Control (as defined in the Debentures). Each Debenture is convertible, in whole or in part, at any time at the option of the holder thereof into that number of shares of Common Stock calculated by dividing the principal amount being converted, together with all accrued but unpaid interest thereon, by the applicable conversion price, initially $3.45. The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and is also subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable conversion price (subject to certain exceptions). The Debentures are subject to mandatory conversion if the closing price of the Common Stock exceeds $6.00 for any 40 trading days within a consecutive 60 trading day-period, subject to the satisfaction of certain other conditions. The Debentures are subordinated to all Senior Indebtedness (as defined in the Debentures), including indebtedness under the Credit Agreement (as defined below).

Pursuant to the terms of the Debentures, at the Closing AVCT’s subsidiaries issued to the holders of the Debentures a Guaranty (the “Guaranty”), pursuant to which such subsidiaries jointly and severally guaranteed the obligations of AVCT under the Debentures.

Under the A&R Purchase Agreement, the Company is required to take certain specified efforts to seek stockholder approval, for purposes of Nasdaq listing rules, of the issuance of more than 20% of the Company’s outstanding Common Stock (the “Stockholder Approval”). Until such Stockholder Approval is received, the terms of the Debentures and Warrants limit the number of shares of Common Stock into which the Debentures and Warrants (together with any Debentures and Warrants issued pursuant to the PIPE (as defined below)) can be converted to no more than 19.9% of either the number of shares of Common Stock outstanding on the Closing Date or the total voting power of the Company’s securities outstanding on the Closing Date that are entitled to vote on a matter voted on by holders of Common Stock.

The foregoing descriptions of the A&R Purchase Agreement, the Debentures, the Warrants and the Guaranty do not purport to be complete and are qualified in their entireties by reference to the full text of the A&R Purchase Agreement, the form of Debenture, the form of Warrant and the form of Guaranty, which are filed as Exhibits 2.1, 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Amended and Restated Voting Agreement

Simultaneously with the execution of the A&R Purchase Agreement, the Ribbon Parties entered into Amended and Restated Voting Agreements (the “A&R Voting Agreements”) with each of Pensare Sponsor Group, LLC and Stratos Management Systems Holdings, LLC, each of which is a greater than 5% stockholder of the Company (each, a “Significant Stockholder”). The Significant Stockholders hold in the aggregate approximately 70% of AVCT’s outstanding shares of Common Stock. Pursuant to the A&R Voting Agreements, each Significant Stockholder has agreed, with respect to all of the voting securities of AVCT that such Significant Stockholder beneficially owns as of the date thereof or thereafter, to vote in favor of the Stockholder Approval. The A&R Voting Agreements will terminate upon the Company obtaining the Stockholder Approval.

The foregoing description of the A&R Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Voting Agreements, which are filed as Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Investor Rights Agreement

Simultaneously with the execution of the A&R Purchase Agreement, AVCT, Ribbon and the Significant Stockholders entered into an Investor Rights Agreement (the “Investor Rights Agreement”). Pursuant to the terms of the Investor Rights Agreement, Ribbon received customary registration rights with respect to the shares of Common Stock underlying the Debentures and Warrants issued to Ribbon. In addition, under the Investor Rights Agreement, so long as Ribbon holds an amount of shares of Common Stock equal to at least 25% of the total number of shares of Common Stock issuable upon conversion of Debentures issued to Ribbon at the Closing (or Debentures convertible in the aggregate into such amount) (the “Minimum Shares”), Ribbon will have the right to nominate one director to the AVCT board of directors. If Ribbon holds the Minimum Shares and does not exercise its right to nominate one director, Ribbon will have the right to designate a board observer. The Investor Rights Agreement also provides that each of the Significant Stockholders will agree to support AVCT’s obligation to nominate and have elected Ribbon’s director nominee.

The Investor Rights Agreement also provides that if AVCT consummates the sale of $50.0 million or more in Units in the PIPE by May 24, 2021, then Ribbon will have the right to elect to have up to five million of its Units repurchased by AVCT for a purchase price of $1,000 per Unit (provided that if less than $55.0 million in Units is sold in the PIPE by such date, the maximum number of Units that AVCT would be obligated to repurchase would be equal to the difference between the number of Units sold in the PIPE and fifty thousand).

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Purchase Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Securities Purchase Agreement

Also on the Closing Date, AVCT entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which SPAC Opportunity Partners Investment Sub LLC (the “Initial Investor”) purchased, in a private placement on the Closing Date, 10,000 Units for an aggregate purchase price of $10.0 million, and AVCT may sell up to an additional 50,000 Units in one or more additional closings on or before May 24, 2021 (collectively, the “PIPE”). The Initial Investor, which is an affiliate of Lawrence Mock, the Chairman of AVCT’s Board of Directors and a significant stockholder of the Company, agreed that if the total number of Units sold pursuant to the Securities Purchase Agreement as of such date is less than 35,000, it will purchase such number of additional Units as is necessary to result in AVCT selling a total of 35,000 Units pursuant to the Securities Purchase Agreement, subject to customary closing conditions. The Debentures and Warrants issued and issuable pursuant to the Securities Purchase Agreement are substantially the same as those issued to Ribbon pursuant to the A&R Purchase Agreement, and the Company’s obligations under the Debentures issued pursuant to the Securities Purchase Agreement are guaranteed by AVCT’s subsidiaries pursuant to a Guaranty in the same form as the Guaranty issued to Ribbon.

Simultaneously with the execution of the Securities Purchase Agreement, AVCT, certain of the other parties to the Registration Rights Agreement, dated as of April 7, 2020 (the “Registration Rights Agreement”), to which AVCT is a party, and the Initial Investor entered into an amendment and joinder to the Registration Rights Agreement (the “RRA Amendment”), pursuant to which the Initial Investor was added as an additional “Holder” under the Registration Rights Agreement (and any additional investors under the Securities Purchase Agreement will be added as additional Holders thereunder) and the shares of Common Stock underlying the Debentures and Warrants issued and issuable pursuant to the terms of the Securities Purchase Agreement were added to the definition of “Registrable Securities” under the Registration Rights Agreement.

The foregoing descriptions of the Securities Purchase Agreement and the RRA Amendment do not purport to be complete and are qualified in their entireties by reference to the full text of the Securities Purchase Agreement and RRA Amendment, which are filed as Exhibits 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Sixth Amendment to Loan Documents

Also on the Closing Date, AVCT, the subsidiaries of AVCT and Comerica Bank (“Comerica”) entered into a Sixth Amendment to Loan Documents (the “Sixth Amendment”). The Sixth Amendment added certain new subsidiaries of AVCT as guarantors under the Credit Agreement, dated December 18, 2017 (as amended, the “Credit Agreement”), to which AVCT and Comerica are parties, and otherwise amended certain provisions of the Credit Agreement and related loan documents to permit the consummation of the transactions contemplated by the A&R Purchase Agreement and the Securities Purchase Agreement.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sixth Amendment, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth under the heading “Amended and Restated Purchase Agreement” in Item 1.01 above is incorporated in this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in the second paragraph under the heading “Investor Rights Agreement” in Item 1.01 above is incorporated in this Item 2.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under the headings “Amended and Restated Purchase Agreement” and “Securities Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference. The issuance and sale of securities pursuant to the A&R Purchase Agreement and the Securities Purchase Agreement was (or will be, as applicable) undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The securities issued and sold pursuant to the A&R Purchase Agreement and the Securities Purchase Agreement may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2020, the Company announced the appointment of Michael Dennis as Chief Operating Officer of the Company, with an effective date of December 1, 2020 (the “Effective Date”). Graham McGonigal, who had served as Chief Operating Officer, will now serve as the Company’s Chief Strategy Officer effective as of the Effective Date.

Mr. Dennis, age 61, is a veteran in the telecommunications and technology industries, having held leadership positions with AT&T (NYSE: T), Lucent Technologies (NYSE: ALU), and Avaya (NYSE: AVYA). Over the core of his career, he held various executive leadership positions responsible for sales, sales operations, customer service, project management, manufacturing, outsourcing, professional services, infrastructure, and digital platform management. He was a member of the Senior Leadership team that took Avaya public in 2000. In his most recent position, Michael served as the President and Chief Executive Officer of Big Green Group (“BGG”), a Cellular Telecommunication and Broadband Services provider, which received MetLife’s small business of the year award in 2016.

In connection with his appointment, Mr. Dennis entered into an employment agreement, effective as of the Effective Date (the “Dennis Employment Agreement”), with the Company, pursuant to which he will serve as Chief Operating Officer of the Company, on an “at-will” basis.  Mr. Dennis is entitled to receive a base salary of $420,000 per year. Mr. Dennis will also be entitled to an annual bonus for each full fiscal year during his employment term, with a target bonus amount equal to 100% of his annual base salary, subject to the achievement of performance objectives to be established by the Company each year.

Pursuant to the Dennis Employment Agreement, Mr. Dennis will be entitled to receive a grant of 300,000 restricted stock units under the Company’s 2020 Equity Incentive Plan, subject to approval of the Company’s board of directors.

 If Mr. Dennis’s employment under the Dennis Employment Agreement is terminated by the Company without “cause” (as such term is defined in the Dennis Employment Agreement), the Company will be obligated to pay to Mr. Dennis, in addition to accrued but unpaid salary and benefits, (i) continued payment of base salary for one year and (ii) continued benefits, including health care and life insurance. The Company’s obligation to pay any of the foregoing severance obligations (other than salary and benefits accrued through the date of termination of employment) would be subject to Mr. Dennis’s execution of a release of claims against the Company and Mr. Dennis’s compliance with any surviving non-competition, non-solicitation, confidentiality and assignment of inventions obligations to the Company.

The Dennis Employment Agreement contains customary confidentiality provisions, which apply both during and for two years after the term of the Dennis Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Dennis Employment Agreement and for one year thereafter.

Also effective as of the Effective Date, the Company entered into an employment agreement with Thomas King, the Company’s Chief Financial Officer (the “King Employment Agreement”), pursuant to which Mr. King will continue to serve as Chief Financial Officer of the Company, on an “at-will” basis. Mr. King is entitled to receive a base salary of $420,000 per year. Mr. King will also be entitled to an annual bonus for each full fiscal year during his employment term, with a target bonus amount equal to 100% of his annual base salary, subject to the achievement of performance objectives to be established by the Company each year. The King Employment Agreement otherwise contains substantially the same material terms as the Dennis Employment Agreement.

The foregoing descriptions of the Dennis Employment Agreement and the King Employment Agreement do not purport to be complete and are qualified in their entireties by reference to the full text of such agreements, copies of which are filed as Exhibits 10.8 and 10.9, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

On December 2, 2020, AVCT and Ribbon issued a joint press release announcing the consummation of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

On December 7, 2020, AVCT issued a press release regarding the appointment of Mr. Dennis. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Exchange Act or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of the Business, as well as pro-forma financial statements, will be filed as an amendment to this Form 8-K as soon as practicable, within 75 days of the Closing Date.

(d) Exhibits.

Exhibit No.	Exhibit
2.1	Amended and Restated Purchase Agreement, dated December 1, 2020, by and among American Virtual Cloud Technologies, Inc., Ribbon Communications Inc., Ribbon Communications Operating Company, Inc. and Ribbon Communications International Limited.
4.1	Form of Debenture.
4.2	Form of Warrant.
10.1	Form of Guaranty of Debentures.
10.2	Amended and Restated Voting Agreement, dated December 1, 2020, by and among Ribbon Communications Inc., Ribbon Communications Operating Company, Inc., Ribbon Communications International Limited and Pensare Sponsor Group, LLC.
10.3	Amended and Restated Voting Agreement, dated December 1, 2020, by and among Ribbon Communications Inc., Ribbon Communications Operating Company, Inc., Ribbon Communications International Limited and Stratos Management Systems Holdings, LLC.
10.4	Investor Rights Agreement, dated December 1, 2020, by and among American Virtual Cloud Technologies, Inc., Ribbon Communications Inc., Pensare Sponsor Group, LLC and Stratos Management Systems Holdings, LLC.
10.5	Securities Purchase Agreement, dated December 1, 2020, by and between American Virtual Cloud Technologies, Inc. and SPAC Opportunity Partners Investment Sub LLC.
10.6	Amendment and Joinder to Registration Rights Agreement, dated December 1, 2020, by and among American Virtual Cloud Technologies, Inc. and the Holders party thereto.
10.7	Sixth Amendment to Loan Documents, dated as of December 1, 2020.
10.8	Employment Agreement, dated December 1, 2020, between American Virtual Cloud Technologies, Inc. and Michael Dennis.
10.9	Employment Agreement, dated December 2, 2020, between American Virtual Cloud Technologies, Inc. and Thomas King.
99.1	Press release, dated December 2, 2020.
99.2	Press release, dated December 7, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES

By:	/s/ Thomas H. King
	Name:	Thomas H. King
	Title:	Chief Financial Officer

Date: December 7, 2020